EXHIBIT 99.1

From: Stephan P. Pinto

Sent: Thursday, October 10, 2013
Subject: Resignation Letter

Resignation Letter.

For the record; October 8, 2013 at the Board meeting, I was excluded from the meeting because Mr. Mandell and the Corporate Attorney perceived me as a potential litigant.

I have been pretty clear that there are issues that need to be addressed urgently and the purpose was to make the Company aware of what these issues are and make corrections for the good of the Company and the investors and creditors. It was not to sue the Company.

REDACTED1

It is now obvious that Board cannot conduct the Company business effectively with me on the Board due to this perceived litigation concern.

I therefore chose to resign for the best of the Company.

I sincerely hope the Board can navigate the Company into a success.

REDACTED

I therefore resign effective immediately, today October 10, 2013

Stephan P. Pinto

1 The redacted portions of the correspondence from Mr. Pinto do not concern the circumstances surrounding his resignation, which are not required to be disclosed pursuant to Item 5.02 of the Current Report on Form 8-K.